UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 15, 2018 (August 14, 2018)

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 14, 2018, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steve Sanghi	185,140,401	7,704,236	295,953	25,463,834
Matthew W. Chapman	182,297,392	10,693,632	149,566	25,463,834
L.B. Day	170,456,454	22,533,491	150,645	25,463,834
Esther L. Johnson	191,492,015	1,505,127	143,448	25,463,834
Wade F. Meyercord	181,547,838	11,443,420	149,332	25,463,834

In addition, the following proposals were voted on and approved at the annual meeting:

1.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

	Votes For	Votes Against	Abstentions	Broker Non Votes
	216,811,509	1,623,386	169,529	—

2.	Proposal to approve the compensation of our named executive officers on an advisory (non-binding) basis.

	Votes For	Votes Against	Abstentions	Broker Non Votes
	183,365,919	9,446,838	327,566	25,464,101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2018	Microchip Technology Incorporated

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer

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